Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. REDACTED MATERIAL IS MARKED WITH A [***].

Dated on the 16th day of Nov, 2015

Broker Agreement

between

[***]

and

YeeTah Insurance Consultant Limited

THIS AGREEMENT is made and effective on 16 Nov 2015

BETWEEN [***] having its principal place of business at [***] and YeeTah Insurance Consultant Limited (“Broker”) having its principal place of business at Room 1901, 19/F, Wing Kwok Centre, 182 Woosung Street, Jordon, Kowloon.

WHEREAS

1.	The Broker carries on business as an insurance broker in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and has registered itself as a member of Professional Insurance Brokers Association;

2.	The Broker wishes to become an authorized broker of [***] and submit to [***] applications for life insurance and other business made by the Broker’s clients within the territory of Hong Kong.

3.	[***] agrees to appoint the Broker as one of its authorized brokers in Hong Kong and pay the Broker an agreed remuneration for business accepted by it in accordance with the terms and conditions of this Agreement;

4.	The parties hereby set out their agreement in the terms hereinafter appearing.

WHEREBY IT IS AGREED THAT:

1.	Broker’s Remuneration

1.1	(a)	(i)	For applications for insurance and other business duly arranged and submitted by the Broker and accepted by [***], the Broker shall, subject to clause l.l(b) below, be entitled to remuneration calculated in accordance with the Remuneration Schedule attached to this Agreement (“Remuneration Schedule”). The remuneration for any other business not specified in the Remuneration Schedule shall be determined by [***] in its absolute discretion from time to time.

		(ii)	Notwithstanding any contrary provisions in this Agreement, [***] reserves the right to revoke, alter, add, amend or modify any terms of the Remuneration Schedule from time to time in its absolute discretion by serving on the Broker 1 week’s prior notice in writing. This Agreement shall terminate immediately if the Broker refuses to adhere to the latest terms of the Remuneration Schedule.

		(iii)	Notwithstanding any contrary provisions in this Agreement, [***] reserves the absolute right at all times to recover and clawback from the Broker all the remunerations paid under this Agreement in respect of the relevant products sold in any proven case of fraud, money laundering, mis-selling or aggressive selling against the Broker as adjudicated by the professional brokerage body of which the Broker is a member or by the Insurance Authority of Hong Kong from time to time.

(b)	At any time while this Agreement is in force, the Broker’s entitlement to its remuneration shall be established by:

(i)	the issuance by [***] of a contract of insurance or policy document in respect of and subsequent to its acceptance of an application for insurance endorsed with the name of the Broker; and

(ii)	receipt by [***] of the required premiums, monies and all necessary forms and documents to accompany the application for insurance; and

(iii)	expiry of the applicable cooling-off period; and

(iv)	compliance with the provisions of this Agreement by the Broker in all respects.

1.2	If, for any reason, any insurance policy or contract issued upon the Broker’s arrangement pursuant to this Agreement is changed or converted to another policy or contract offered by [***], the remuneration on the changed or converted policy or contract shall be determined by the rules of [***] applicable at the time of such change or conversion. The Broker shall not be entitled to any remuneration on the changed or converted policy or contract unless such change or conversion is handled and processed by the Broker on behalf of the policyholder.

1.3	In case where a new policy is issued either 12 months before or after the termination of a previous policy issued in respect of the same insured, the remuneration on the new policy shall be payable in accordance with the rules of [***] as decided by it in its absolute discretion at the material times.

1.4	No remuneration shall be payable on interim term premiums and, or on any top-up premiums due to underwriting reasons.

1.5	In case where a policy has lapsed for non-payment of premium but is subsequently reinstated, the remuneration payable on the reinstated policy shall be determined by the rules of [***] applicable at the time of such reinstatement as decided by it in its absolute discretion.

1.6	The Broker shall have no claim for remuneration on any business unless its name and identification appears on the application. In case more than one broker’s name and identification appear on the application, such application shall not count towards the calculation of remuneration to the Broker unless and until [***] receives a satisfactory clarification from all the named brokers concerned and thereby makes a decision.

1.7	The Broker shall immediately repay to [***] all or the proportional amount of remuneration received by it in respect of any premiums or other monies refunded by [***] to the policyholder for whatever reasons.

1.8	[***] has the right at all times to offset against any remuneration or other sum due to the Broker by [***] and/or any parties or entities whose ultimate parent or holding company is [***], and withhold from it, any debt, obligation or liability due or owing by the Broker to [***] and/or any parties or entities whose ultimate parent or holding company is [***].

1.9	In case where a policy issued by [***] in respect of an insured is lapsed or surrendered within the first 13 months from the date of issuance of the policy, [***] shall have the right to recover from the Broker such amount of the remuneration paid to the Broker in relation to such policy.

1.10	For life business, [***] will reimburse the Broker for expenses of any medical examination required by [***] on a life assured which are actually incurred by it, unless: such examinations or tests are (a) not submitted as per [***]’s request (or any agreed extension thereof), (b) conducted by a medical practitioner not authorized by [***], or (c) conducted in respect of a person who is known to the Broker to have been declined, loaded or deferred by any other insurance company or entity.

1.11	Where the Broker’s commission account with [***] is in debit in any month, the Broker shall pay the amount owing to [***] upon demand.

2.	Obligations of the Broker

2.1	The Broker shall at all times comply with all laws, legislations, statutory rules, regulations, codes and guidelines of government and regulatory authorities and the rules and regulations of [***] being in force from time to time.

2.2	The Broker acknowledges that there is no employer-employee relationship, principal and agent relationship, joint-venture or partnership either expressed or implied between [***] and the Broker, and nothing contained in this Agreement shall be construed to create such relationships. The Broker shall not act in a manner which expresses or implies a relationship other than that of independent contracting parties between the Broker and [***] nor seek to bind [***].

2.3	The Broker shall not directly or indirectly induce or attempt to induce any client to convert, lapse, forfeit or surrender his ‘her insurance policy or terminate his/her business relationship with [***].

2.4	The Broker shall use such forms, documents and materials as may from time to time be supplied to it by [***] without any unauthorized alteration. The Broker shall not create, endeavour to create, use, or endeavor to use any forms, documents and materials which are not prepared by [***] without [***]’s prior written approval. The Broker shall not amend or alter any information and/or documents provided by any insurance applicant or client without obtaining his/her consent, Any application form received by the Broker must be promptly forwarded to [***].

2.5	During the term of this Agreement, the Broker agrees that it shall:

(a)	bear all fees and expenses incurred and reimburse [***] of any fees and expenses incurred in arranging contracts of insurance with [***], unless otherwise specifically agreed to in writing by [***];

(b)	at all times observe and honour the confidential nature of [***]’s business information and trade secrets which had come into the Broker’s knowledge from time to time;

(c)	promptly disclose to [***] in writing every fact and information within its knowledge relevant to the acceptance of risk and/or business from the Broker by [***] and shall promptly and accurately set out to [***] in writing every fact disclosed to it by the proposed insured and/or any person relevant to the acceptance of risk or business by [***];

(d)	promptly give notice in writing to [***] whenever it receives notices of loss or claim made or to be made under a policy or a contract, or of any breach of insurance condition, or of any assignment or intention of assignment of a policy or a contract howsoever the Broker has become aware of such matter;

(e)	in case the Broker is a limited company, promptly give notice in writing to [***] of any change of ownership or management of the Broker;

(f)	ensure any representation made and information provided in arranging contracts of insurance and/other business is accurate and not misleading;

(g)	promptly give notice in writing to [***] upon being aware of any disciplinary proceedings being instituted by any regulatory, statutory or professional body against the Broker or any of its owners, directors, chief executive, controllers, and/or technical representatives, or if the Broker or any such person is charged with any criminal offence;

(h)	procure compliance with this Agreement by each of its officers, employees, technical representatives, and agents; and

(i)	forthwith notify [***] in writing of any situation that could result in any breach of the terms herein, any fraud or any apparent, potential or actual conflict of interest in relation to this Agreement including any situation in which the Broker, its owners, directors, chief executive, technical representatives, employees and/or agents have a private or personal interest sufficient to influence or appear to influence the objective of this Agreement.

2.6	The Broker agrees that it has no authority to and shall not do the following acts on behalf of [***]:

(a)	to accept any risk or business;

(b)	to issue any cover note, policy or other contract;

(c)	to receive or accept any notice of alternation, cancellation, determination or assignment of any policy or other business, any notice of loss or any other notices;

(d)	to waive any term or condition of any policy or other business;

(e)	to negotiate terms of settlement, settle or pay any loss or claim or waive or defer payment of premium or other sum;

(f)	to incur any liability for or pledge the credit of [***] to any third party;

(g)	to give any warranty, representation or promise in respect of any policy, endorsement, supplementary contract or other business, including any misrepresentation or incomplete or inaccurate representation or comparison for the purpose of inducing a person to convert, lapse, forfeit or surrender his insurance or terminate his business relationship with any company;

(h)	to issue any receipt (whether interim, conditional or otherwise) for monies received from clients, which are to be delivered to [***];

(i)	at any time disclose to any third party about the terms and conditions of this Agreement or divulge any confidential information concerning the business, affairs and matters of [***], its associates or affiliates. This sub-clause shall survive the termination of this Agreement; and

the Broker shall not represent to a proposed insured or any other person that it is so authorized and shall not make any representation to a proposed insured or any other person in respect of such matter.

2.7	The Broker shall not display, upload or otherwise use any of [***]’s trademark(s) and/or logo(s) to or on the Broker’s corporate website and/or corporate publications without first having obtained [***]’s prior approval and consent.

2.8	The Broker shall not publish or cause to be published any advertisement concerning the formation and/or details of this Agreement, [***], its businesses in any newspaper, magazine, publication or other media whatsoever without [***]’s prior written approval. The Broker shall not issue, distribute or cause to be issued or distributed any circular or write or cause to be written to any newspaper, magazine, publication or other media whatsoever in respect of the same without [***]’s prior written approval. If any lawsuit shall be brought against [***] in consequence of any unauthorized action or statement of the Broker, the Broker shall be personally liable, for and indemnify and keep [***] indemnified and harmless from, all costs, expenses and damages arising from or incurred as a result of or in connection with such action or statement.

2.9	The Broker shall not make, or enter into any arrangement with or induce a person to make, any insurance claim of whatever nature which is not a proper and valid claim.

2.10	The Broker shall not act to put [***] at risk by delivering any policy, endorsement or supplementary contract issued to an applicant whose health or occupation it knows or has reason to suspect has changed since the date of application. The Broker shall not deliver to any person any policy or renewal receipt unless the premium has been received by [***] in full within the period allowed for payment and the person on whose life the policy is issued is at the time in good health.

2.11	The Broker shall comply with the standards or guidelines regarding the requirements relating to the sale of investment-linked assurance scheme products as issued by the appropriate regulator(s) and professional bodies (including but not limited to the Hong Kong Monetary Authority and the Securities and Futures Commission from time to time.

2.12	In performing this Agreement, the Broker must: (a) comply with all applicable anti-bribery and anti-corruption laws and regulations, (b) not offer any bribe or facilitation payment to any public official or other person and (c) not do anything that may cause [***] or any of its affiliates to breach any anti-bribery or anti-corruption law. The Broker must promptly notify [***] in writing of any actual or potential breach of this clause. If the Broker breaches or appears to breach this clause, [***] may immediately terminate this Agreement without liability.

2.13	The Broker shall inform its clients and ensure that the clients understand that the Broker is the clients’ agent and not the agent of [***] in respect of the introduction and referral of the clients to [***], arranging the policies i coverage for the clients and assisting and advising the clients on all insurance matters relating thereto.

2.14	The Broker undertakes to comply with all applicable laws and regulations in Hong Kong, including, without limitation, the Prevention of Bribery Ordinance (Cap. 201 of the Laws of Hong Kong, the “PBO”). The Broker further undertakes to implement such measures in its dealings with its clients to ensure compliance with Section 9 of the PBO, including, without limitation, the following minimum requirements:

(a)	disclose to the client that the Broker will receive a commission from [***] as a result of the client taking up the policy and / or products to be issued arranged by [***];

(b)	if the client specifically asks for the amount of commission received by the Broker, the Broker shall disclose such an amount to, and obtain consent from the client; and

(c)	perform such other acts or things as may be necessary for the Broker to comply with the PBO, and any other guidelines, codes or rules that may be issued or promulgated by the Independent Commission Against Corruptions or the Relevant Authorities relating to commission disclosures.

For the purpose of this clause, “Relevant Authorities” include the Insurance Authority, The Hong Kong Federation of Insurers, Professional Insurance Brokers Association and the Hong Kong Confederation of Insurance Brokers and their respective successors.

3.	Rights of [***]

3.1	[***] are not obliged to accept any application for insurance or other business submitted by the Broker and may by notice to the Broker discontinue either permanently or for such period as they shall think fit the acceptance of any application for insurance or other business of any class without reasons.

4.	Warranties by the Broker

4.1	The Broker warrants and represents that:-

(a)	it is an authorized insurance broker within the meaning of section 2 of the Insurance Companies Ordinance (Cap.41 of the Laws of Hong Kong);

(b)	should it cease to be an authorized insurance broker, it shall promptly give notice in writing to [***] of such cessation and immediately cease to arrange for any policies or contracts of insurance;

(c)	it shall not act or hold itself out as in any way which is inconsistent with its capacity as an authorized insurance broker as stipulated under the relevant laws and regulations;

(d)	it shall maintain professional indemnity cover for itself as required under the relevant laws and regulations and in any event shall be wholly responsible for any liabilities arising out of or in connection with its own acts, omissions, professional negligence and misconduct including but not limited to any misrepresentation in arranging contracts of insurance and/or other business; and

(e)	it shall disclose the presence of, and obtain consent from clients as to the remuneration it shall receive under this Agreement for the applications for insurance and other business submitted to and accepted by [***].

5.	Indemnity

5.1	The Broker shall indemnify and undertake to pay to [***] an amount equivalent to, and hold [***] harmless against, all losses, damages, claims, demands, expenses and other liabilities incurred by [***] as a result of any fraud, dishonesty, misconduct or any breach or non-observance of any of the terms of this Agreement or any negligence in the performance of its obligations under this Agreement, including any representation made or act carried out by the Broker which is not authorized under this Agreement.

6.	Assignment

6.1	Notwithstanding anything stated in this Agreement, [***] shall have the absolute right to assign any and all of its rights and obligations as specified herein to another party or any entity whose ultimate parent or holding company is [***] plc. However, the Broker shall not assign or purport to assign any right or obligation which the Broker may have in this Agreement without [***]’s prior written approval.

7.	Books and Records

7.1	The Broker shall keep full and proper books and account and records and other documents for the purpose of showing all transactions, matters and things concerning the business of the Broker pursuant to this Agreement.

7.2	[***] shall have the right at any time to examine and take copies of relevant part of such books and accounts and records and other documents kept by the Broker pursuant to the Agreement and the Broker shall afford all such facilities for inspection.

8.	Suspension

8.1	If [***] in its opinion suspects any of the events in Clause 9.2 may happen, it may at its absolute discretion by notice suspend the operation of this Agreement without giving any reason.

8.2	The operation of this Agreement and any business processes contemplated hereunder shall immediately be suspended without the need for any notice to be given by [***] upon the occurrence of an event referred to in Clause 9.2(a).

8.3	If the operation of this Agreement is suspended:

(a)	the Broker shall use its best endeavours to co-operate with [***] in any investigation into any of the events in Clause 9.2 and shall provide all information, documents and assistance for the purpose of such investigation;

(b)	the Broker shall not submit any application for insurance or other business to [***] under this Agreement without [***]’s prior written approval; and

(c)	[***] may at its absolute discretion withhold part of or all payments of remuneration (whether or not they are accrued).

9.	Termination

9.1	Either [***] or the Broker may terminate this Agreement at any time without giving any reason for doing so by giving one month’s notice to the other in writing.

9.2	[***] may terminate this Agreement forthwith by notice to the Broker if:

(a)	the Broker’s license, authority or registration with the relevant government, regulatory or supervisory authority is revoked or terminated; or

(b)	the Broker goes into liquidation, whether compulsorily or voluntarily (unless such liquidations or forms part of a bona fide scheme for reconstruction or amalgamation which is first approved in writing by [***]) or the Broker has died (where the Broker is a natural person); or

(c)	the Broker becomes subject to any insolvency proceedings; or

(d)	any judgment against the Broker shall be entered which for a period of 30 days shall neither be paid nor stayed pending appeal; or

(e)	any receiver or officer of any court or government authority shall be appointed or take possession or control of any substantial part of the Broker’s assets or property or control over its affairs and obligations; or

(f)	the Broker commits any dishonest or fraudulent act which results in the Broker being charged and found guilty of an offence or if the Broker has engaged in any conduct which in the opinion of [***] is prejudicial to the interest of [***] or any of its affiliates or associates; or

(g)	the Broker violates any of the terms and conditions of this Agreement, or fails to observe or obey any of the rules and regulations of [***]; or

(h)	the Broker does not meet any requirements which may be required under laws, legislation, statutory rules, regulations, codes and guidelines of government and regulatory authorities from time to time.

9.3	In the event of termination of this Agreement under Clause 9.2, payments of remuneration shall be stopped immediately (whether or not they are accrued). All of the Broker’s rights to such payments accruing prior to termination of this Agreement shall immediately cease upon termination of this Agreement, and die Broker waives all its rights to such payments.

9.4	On termination of this Agreement, the Broker shall promptly deliver up to [***] all forms, documents, data, materials and computer software programs and any other property belonging to or ought to have belonged to [***] within 7 days from the effective date of termination.

9.5	Termination of this Agreement shall not affect accrued rights, commitments or provisions intended to survive the termination of this Agreement. For the avoidance of doubt and without limiting the generality of the foregoing, Clauses 1.7, 1.9, 2.6(i), and the relevant provisions of the Remuneration Schedule shall survive the termination of this Agreement.

9.6	Upon termination of this Agreement, [***] will pay the Broker the balance of the commission account where it is in credit and the Broker will pay [***] the relevant amount where it is in debit. Further, the commission account may be set off against any other debit owing by either party to the other at the option of the creditor.

9.7	In the event that written notice is given by [***] or the Broker to terminate this Agreement under Clause 9.1, [***] may at its absolute discretion by notice to the Broker suspend for such period as it thinks fit the operation of this Agreement.

10	Ownership of Materials

10.1	All forms, documents, materials and computer software programs supplied by [***] to the Broker for arranging contracts of insurance and other business with [***] or Other [***] Companies and the copyright and other intellectual property rights of whatever nature in such forms, documents, materials and computer software programs are and shall remain the property of [***] and shall be returned to [***] on termination of this Agreement pursuant to Clause 9 of this Agreement or on [***]’s prior written notice.

10.2	[***] grants to the Broker a non-exclusive license to use such forms, documents, materials and computer software programs provided that, the Broker shall not tamper, alter or modify such forms, documents, materials and computer software programs. For the avoidance of doubt, the license granted under this Clause 10.2 shall be revoked with immediate effect on termination of this Agreement for any reason or at any time on [***]’s written notice as it may think fit.

11	Notices

11.1	Any approval or notice required to be given or sent in this Agreement must be in writing and signed by the Broker or [***] (as the case may be).

11.2	Notices by either party shall be given in writing and may be delivered personally or sent by letter addressed to the other party at, in the case of [***], its principal place of business in Hong Kong for the time being and, in the case of the Broker, its last known address in Hong Kong. Any such notice given by letter shall be deemed to have been given at the time of delivery if delivered personally and on the day following the date of posting if posted and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed, stamped and posted.

12	General

12.1	Waiver of any terms or conditions in this Agreement or waiver of a breach of such term or condition shall not constitute a waiver of any of the other terms and conditions or of any future breach or breaches of any term or condition or operate as a continuing waiver.

12.2	Save for [***]’s right to revoke, alter, add, amend or modify the Remuneration Schedule or as otherwise expressly provided in this Agreement, all modifications to this Agreement shall have no force or effect unless and except as they are expressed in writing and duly signed by [***] and the Broker.

12.3	This Agreement represents the entire understanding and constitutes the whole agreement in relation to its subject matter between the Broker and [***] and supersedes any previous agreement or understanding in relation to its subject matter.

12.4	The headings used in this Agreement are for convenience only and shall not form a part of this Agreement. Any words importing body corporate shall include firms and natural persons and vice-versa. Any words embodying the masculine gender include the feminine and any words indicating the singular case shall include the plural and vice-versa.

12.5	This Agreement shall not create or give rise to, nor shall it be intended to create or give rise to, any third party rights. No third party shall have any right to enforce or rely on any provision of this Agreement which does or may confer any right or benefit on any third party, directly or indirectly, expressly or impliedly. The application of any legislation giving rise to or conferring on third parties contractual or other rights in connection with this Agreement is hereby expressly excluded.

13	Law

13.1	This Agreement shall be construed in accordance with the laws of the Hong Kong and both parties irrevocably submit to the exclusive jurisdiction of the courts of Hong Kong.

14	Severability

14.1	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in whole or in part under the law of any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Agreement (or in the case of part of a provision being illegal, invalid or unenforceable, the remainder of that provision) under the law of that or any other jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

14.2	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in whole or in part under any law of any jurisdiction but would have been legal, valid and enforceable if part of the wording had been deleted or the scope or period had been reduced or restricted, such provision shall apply in such jurisdiction with such modification as may be necessary to make it legal, valid and enforceable in that jurisdiction.

IN WITNESS whereof the parties to this Agreement have signed this Agreement on the date first above written.

For and on behalf of [***]

/s/ [***]

[***]

Chief Partnership Distribution Officer

For and on behalf of

Yeetah Insurance Consultant Limited

Name and Title of Authorized Signatory: Lee Kuan Keung, C.E.

Business Registration No.; 64676899-000-04-15-5

Address: Room 1901, 19/F, Wing Kwok Centre, 182 Woosung Street, Jordon, Kowloon

25/10/2016

LEE KWAN KEUNG

YEETAH INSURANCE CONSULTANT LIMITED

RM 1901 19/F

WING KWOK CENTRE

182 WOOSUNG STREET

JORDON KOWLOON

Dear LEE KWAN KEUNG,

Supplement to Broker Agreement

We refer to the Broker Agreement dated 16 November 2015 concluded between your firm and our company (the “Company”). Pursuant to clause 2.1 thereof, we set out below the following internal rules and regulations applicable to insurance applications and other businesses submitted through your firm to us for you to observe and comply as part of the Broker Agreement:

1.	You shall ensure that all insurance applications from your customers resident in the People’s Republic of China (“MCV Business”) to the Company are only solicited and handled by those of your technical representatives, consultants and staff members (“Representatives”) who understand the Company’s policies, procedures and requirements on handling MCV Business (“MCV Requirements”) and agree to comply with the MCV Requirements. You agree to (i) inform all the Representatives about the MCV Requirements provided by the Company from time to time (including, without limitation, the MCV Requirements posted on the database (e.g. [***] Information Library, etc.) to which you can gain access) and (ii) request and ensure that such Representatives shall comply with them. You shall, within such reasonable period as notified by the Company, provide an annual declaration signed by your Chief Executive confirming full compliance with this clause. Their solicitation activities shall only be conducted in Hong Kong in compliance with all applicable laws and regulations of the Hong Kong SAR as well as those of the PRC regulatory authorities (including, without limitation, the China Insurance Regulatory Commission and the State Administration of Foreign Exchange). Without prejudice to our right under Clause 3 of the Broker Agreement, we reserve full discretion in rejecting any insurance applications handled by any of your Representatives in breach of the aforesaid requirements.

2.	Where the Company sees fit to investigate into any complaints received from policyholders on business introduced by your firm with allegations of misconduct or breach of trust or integrity of you or the Representatives, you shall cooperate with the Company fully in the investigation, including without limitation providing the Company with all relevant documents and information pertaining to the subject matter of the investigation as reasonably required by the Company. You also agree that the Company may apply its complaint investigation procedures to review any complaints or issues pertaining to the activities or omissions of your firm or the Representatives.

3.	If it is found by the Company that your firm or the Representatives have conducted any unlawful solicitation or marketing activities in the PRC, in addition to any actions which the Company may take against you under the Broker Agreement, you shall indemnify the Company for all liabilities, losses, costs and expenses (including legal costs on a solicitor and own client basis) incurred by the Company in connection with your breach of the Broker Agreement.

You agree that this supplement shall form part of the Broker Agreement between us and shall be construed accordingly. Clauses 13 and 14 of the Broker Agreement shall apply to this supplement as if incorporated herein in full.

We ask that you acknowledge receipt of this supplement and confirm agreement to abide by its terms by signing and returning a duplicate copy of this to our Partnership Distribution Department.

For and on behalf of

[***]

/s/ [***]

Chief Partnership Distribution Officer

We hereby confirm that we have received and fully understand the contents of these terms and regulations and confirm our acceptance and agreement to them.

For and on behalf of

YEETAH INSURANCE CONSULTANT LIMITED (B9820-01893187)

Name: Lee Kwan Keung

Title: CE

Date:25 oct 2016